Exhibit 11


                       Hibbett Sporting Goods, Inc.
                        Statement of Computation of
                           Net Income Per Share


                                                    Fiscal Year Ended                          Thirteen-Week Period Ended
                                        -------------------------------------------            -----------------------------
                                        January 29,     January 28,     February 3,             April 29,            May 4,
                                           1994            1995            1996                   1995               1996
                                        -----------     -----------     -----------             ----------       -----------
                                         (52 Weeks)     (52 Weeks)      (52 Weeks)


Net income.........................     $ 1,469,000     $ 2,389,000     $ 2,443,000            $   799,000       $   935,000
                                        ===========     ===========     ===========            ===========       ===========
Weighted average number of
  common and common equivalent
  shares outstanding:

Weighted averages shares,
  excluding effect of stock options      39,677,581      39,677,581      35,506,651             39,677,581        23,389,000


Effect of stock options(1).........               0               0         106,777                      0           379,133
                                        -----------      ----------     -----------            -----------       -----------

                                         39,677,581      39,677,581      35,613,428             39,677,501        23,768,133
                                        ===========     ===========     ===========            ===========       ===========


Net income per share...............            $.04            $.06            $.07                   $.02              $.04
                                        ===========     ===========     ===========            ===========       ===========

- ---------
(1) Stock options have been included in the above computation utilizing the treasury stock method.